                Richard Szymanski (973) 808-7751

                October 30, 2003

              PRIME HOSPITALITY CORP. REPORTS THIRD QUARTER RESULTS

Fairfield, NJ - Prime Hospitality Corp. (NYSE:PDQ), a leading hotel owner, operator and franchisor, reported its results for the three and nine months ended September 30, 2003.

Net income before asset transactions for the third quarter of 2003 was $2.1 million, or $.05 per share, compared to $2.2 million, or $.05 per share, for the third quarter of 2002. The third quarter of 2002, also included a loss of $.02 per share from the funding of deficits on the hotels leased from Hospitality Properties Trust ("HPT").

Total net income, which also includes gains and losses from asset transactions, was $2.0 million, or $.05 per share, for the third quarter of 2003 compared to $2.8 million, or $.06 per share, in the third quarter of 2002. The 2002 results included gains on asset sales partially offset by debt retirement costs.

"Our third quarter results reflected strong occupancy levels due to increased leisure travel over the summer months," said A.F. Petrocelli, chairman and CEO of Prime. "While we have seen a modest recovery in corporate transient travel, until this rebounds more significantly, pricing will remain challenging."

"We continue to strengthen our financial position. We have discontinued the funding of losses on our lease with HPT, which negatively impacted cash flow by $11.5 million annually and we retired another $10.5 million of debt in the quarter."

For the nine months ended September 30, 2003, Prime reported a net loss before asset transactions of $1.2 million, or $.03 per share, compared to net income before asset transactions of $8.7 million, or $.19 per share, for the comparable period in 2002. The total net loss, which includes lease termination charges and gains and losses from asset sales and debt retirements, for the nine months ended September 30, 2003 was $22.4 million, or $.50 per share, compared to a net loss of $0.9 million, or $.02 per share, for the comparable period in 2002.

OPERATING RESULTS
-----------------

For the quarter, total revenues decreased by $14.5 million to $89.2 million due to the deconsolidation of the HPT hotels and the impact of asset divestitures. Revenue per available room ("REVPAR") at Prime's comparable owned and leased hotels increased by 0.3% in the third quarter of 2003 as compared to the third quarter of 2002. The results were affected by higher occupancies and a lower average daily rate ("ADR") due to a higher percentage of leisure and group travel. For the third quarter of 2003, occupancy increased by 5.8 percentage points to 66.9% and ADR decreased by 8.4% to $67.17. Gross operating profit margins at comparable owned and leased hotels declined by 1.8 percentage points due to the lower ADR.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") decreased by $1.4 million to $18.2 million in the third quarter of 2003. Interest expense declined by 26.8%, or $1.8 million, to $4.9 million for the quarter ended September 30, 2003 primarily due to debt reductions and lower interest rates.

SYSTEM-WIDE PERFORMANCE
-----------------------

For the third quarter of 2003, Prime reported a 1.5% REVPAR decrease at its comparable AmeriSuites hotels, as occupancy increased by 4.0 percentage points to 68.3% and ADR decreased by 7.3% to $68.34. Increases were reported in Cincinnati, Oklahoma City and Richmond while decreases were posted in Chicago, Denver, Orlando and the Northeast.

For the third quarter of 2003, Prime reported a 3.7% REVPAR increase at its comparable Wellesley Inns & Suites hotels, as occupancy increased by 7.6 percentage points to 63.5% and ADR decreased by 8.9% to $55.05. The South Florida and Phoenix markets reported increases while revenues decreased in the Northeast.

Prime's upscale full-service hotels which are located in the Northeast, reported a 0.1% REVPAR decrease for the third quarter of 2003 as occupancy increased by
2.0 percentage points to 71.5% and ADR decreased by 2.9% to $118.73. The full-service hotels were impacted by an increase in revenue at the recently converted Prime Hotel in Saratoga Springs, NY and decreases in the suburban New York City market.

HOTEL DEVELOPMENTS
------------------

As of September 30, 2003, Prime had 148 AmeriSuites and 81 Wellesley Inns & Suites hotels in operation. Although Prime intends to expand its brands primarily through franchising, it will consider corporate development opportunities in strategic markets with high barriers to entry.

During the third quarter, Prime converted two owned Ramada Inns to Wellesley Inns. The new hotels converted in the quarter are located in Armonk, NY and Clifton, NJ. This year Prime has converted nine hotels to the Wellesley brand including five owned hotels.

Currently, Prime has two AmeriSuites under construction and a pipeline of 21 executed franchise agreements including eight in the planning stage. There is also one franchised Wellesley Inn under conversion.

During the second quarter, Prime announced an agreement for the installation of high speed internet access in its AmeriSuites, Wellesley Inns & Suites and Prime Hotels and Resorts brands. The new amenity will be available on both a wired and wireless basis in all guest and meeting rooms as well as wireless access in all common areas including hotel lobbies, fitness centers, pool areas and restaurants. Prime has already installed this feature in over 80 hotels and expects the installations to be substantially complete by year end.

In October 2003, Prime assumed management of its first hotel in New York City, the Empire Hotel at Broadway and 63rd Street across from Lincoln Center.

FINANCIAL CONDITION
-------------------

In July 2003, Glen Rock Holding Corp, a subsidiary of the Company, did not make its scheduled monthly rent payment of approximately $2.0 million to HPT and received a default notice from HPT. The lease covers 24 AmeriSuites hotels owned by HPT. Prime is continuing to operate the hotels on an interim basis as AmeriSuites while HPT decides the long-term management and franchise affiliation of these hotels.

As of September 30, 2003, Prime had $243.7 million in debt and $18.4 million in cash and cash equivalents. During the quarter, Prime reduced its debt balance by $10.5 million funded by operating cash flow and the financing of its 40% owned Quebec Holiday Inn Select hotel. Prime's debt to book capitalization percentage is 26.3%. Adjusted on a pro-forma basis for the HPT lease which is required under its revolving credit facility, Prime's debt to last twelve months EBITDA ratio is 4.0 times, and its EBITDA to interest is 3.0 times. Under its revolving credit facility, the Company is required to maintain a debt to EBITDA ratio of
4.25 times and an EBITDA to interest ratio of 2.50 times.

Prime Hospitality Corp., one of the nation's premiere lodging companies, owns, manages and franchises 247 hotels throughout North America. The Company owns and operates three proprietary brands that compete in different segments:
AmeriSuites(R) (all-suites), Wellesley Inns & Suites(R) (limited-service) and Prime Hotels & Resorts (full-service). Also within its portfolio are owned and/or managed hotels operated under franchise agreements with national hotel chains including Hilton, Radisson, Sheraton, Holiday Inn and Ramada. Prime can be accessed over the internet at www.primehospitality.com.

Prime Hospitality Corp. will hold a conference call on October 30, 2003 at 9:30 a.m. EST to discuss our third quarter results. Investors and members of the media may participate by calling 800-603-4335. A recording of the call will be available through November 13, 2003 by calling 800-642-1687 and using the conference ID# 2902984.

Statements in this press release, other than statements of historical information, may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe", "anticipate", "project", "expect", "intends", "may result", "will continue", and words of similar impact identify forward-looking statements. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. These risks include but are not limited to changes in economic conditions, supply and demand changes for hotel rooms, competition within the lodging industry, relationships with owners, franchisees and suppliers, the impact of government regulations, the availability of capital, the ability to attract and retain personnel and the impact of emerging technologies. Prime undertakes no obligation to update the information set forth herein. For further information regarding forward-looking statements and to some of the factors and uncertainties affecting us, please refer to the Company's filings with the Securities and Exchange Commission (SEC) copies of which are available from the SEC or may be obtained upon request from the Company.

                    PRIME HOSPITALITY CORP. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   THREE MONTHS ENDED          NINE MONTHS ENDED
                                                      SEPTEMBER 30,                SEPTEMBER 30,
                                                   2003           2002          2003           2002
                                                ------------------------------------------------------
Revenues:
   Hotel revenues                               $  83,311      $  99,334      $ 265,373      $ 299,844
   Management, franchise and other fees             5,897          4,405         17,796         13,043
                                                ------------------------------------------------------
       Total revenue                               89,208        103,739        283,169        312,887

Costs and expenses:
   Hotel operating expenses                        45,760         55,670        151,930        163,273
   Rent and other occupancy                        15,290         20,811         58,857         63,233
   Brand and administrative                         9,988          7,690         29,563         21,899
   Depreciation and amortization                   10,254          9,866         30,646         29,992
                                                ------------------------------------------------------
       Total costs and expenses                    81,292         94,037        270,996        278,397

Operating income                                    7,916          9,702         12,173         34,490

   Investment income                                  103            637            974          1,820
   Interest expense                                (4,908)        (6,709)       (15,900)       (22,075)
   Equity in earnings from unconsolidated
      joint ventures                                  322             --            774             --
   Gain (loss) from asset transactions               (110)           935        (34,788)       (15,753)
                                                ------------------------------------------------------

Income (loss) before income taxes                   3,323          4,565        (36,767)        (1,518)
Provision (benefit) for income taxes                1,296          1,780        (14,339)          (592)
                                                ------------------------------------------------------

Net income (loss)                                   2,027          2,785        (22,428)          (926)

Diluted income (loss) per common share:
    Income (loss) before asset transactions     $    0.05      $    0.05      $   (0.03)     $    0.19
    Income (loss) from asset transactions            --             0.01          (0.47)         (0.21)
                                                ------------------------------------------------------
Net income (loss) per share                     $    0.05      $    0.06      $   (0.50)     $   (0.02)
                                                ======================================================



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                             PRIME HOSPITALITY CORP.
                            BALANCE SHEET INFORMATION
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                         SEPTEMBER 30,   DECEMBER 31,
                                                                  2003           2002
                                                         -------------   ------------

Cash and cash equivalents                                   $   18,385     $   25,850
Fixed assets                                                   925,374        958,517
Total assets                                                 1,043,826      1,119,649

Revolving credit facility                                       50,000         70,000
Other debt                                                     193,652        215,069
                                                            ----------     ----------
Total debt                                                     243,652        285,069

Stockholders' equity                                        $  682,239     $  706,676

Quarterly weighted average basic shares outstanding             44,726         45,051
Quarterly weighted average diluted shares outstanding           44,726         45,051
Book value per quarterly weighted average diluted share     $    15.25     $    15.69

                             PRIME HOSPITALITY CORP.
                      COMPARABLE HOTEL PERFORMANCE SUMMARY
                               SEPTEMBER 30, 2003





                                      THREE MONTHS ENDED                   NINE MONTHS ENDED
                                          SEPTEMBER 30,                       SEPTEMBER 30,
                                2003         2002      VARIANCE     2003         2002      VARIANCE
                              ---------    ---------   --------   ---------    ---------   --------
OWNED AND LEASED HOTELS:
               Occupancy          66.9%        61.1%   5.8 pts.       65.2%        61.0%   4.2 pts.
                     ADR      $   67.17    $   73.31    (8.4%)    $   66.30    $   73.50     (9.8%)
                  REVPAR      $   44.92    $   44.80     0.3%     $   43.25    $   44.82     (3.5%)

     SYSTEM-WIDE HOTELS:
             AMERISUITES
               Occupancy          68.3%        64.3%   4.0 pts.       66.2%        64.1%   2.1 pts.
                     ADR      $   68.34    $   73.75    (7.3%)    $   68.64    $   74.54     (7.9%)
                  REVPAR      $   46.70    $   47.41    (1.5%)    $   45.41    $   47.78     (5.0%)

 WELLESLEY INNS & SUITES
               Occupancy          63.5%        55.9%   7.6 pts.       64.6%        57.6%   7.0 pts.
                     ADR      $   55.05    $   60.40    (8.9%)    $   55.45    $   61.86    (10.4%)
                  REVPAR      $   34.98    $   33.75     3.7%     $   35.84    $   35.61      0.6%

     FULL-SERVICE BRANDS
               Occupancy          71.5%        69.5%   2.0 pts.       65.7%        65.6%   0.1 pts.
                     ADR      $  118.73    $  122.34    (2.9%)    $  109.57    $  115.62     (5.2%)
                  REVPAR      $   84.95    $   85.00    (0.1%)    $   71.96    $   75.87     (5.2%)

                             PRIME HOSPITALITY CORP.
                                HOTEL STATISTICS
                               SEPTEMBER 30, 2003





                                                 SEPTEMBER 2003
                                        -------------------------------
                                                # OF              # OF
                                              HOTELS             ROOMS
                                        -------------------------------
                           AMERISUITES
                                 Owned            62             8,024
                                Leased            24             2,923
                               Managed            27             3,480
                            Franchised            35             4,084
                                                 ---            ------
                                 Total           148            18,511

               WELLESLEY INNS & SUITES
                                 Owned            56             6,906
                                Leased             -                 -
                               Managed             6               668
                            Franchised            19             1,837
                                                  --             -----
                                 Total            81             9,411

                PRIME HOTELS & RESORTS
                                 Owned             1               240
                                                   -               ---
                                 Total             1               240

                NON-PROPRIETARY BRANDS
                                 Owned             4               860
                                Leased             1               160
                               Managed            10             1,934
                         Joint Venture             2               665
                                                  --             -----
                                 Total            17             3,619

                       TOTAL PORTFOLIO
                                 Owned           123            16,030
                                Leased            25             3,083
                               Managed            43             6,082
                            Franchised            54             5,921
                         Joint Venture             2               665
                                                 ---            ------
                                 Total           247            31,781

                             PRIME HOSPITALITY CORP.
                       SUPPLEMENTAL FINANCIAL INFORMATION
                                   (UNAUDITED)
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                ($ IN THOUSANDS)





                                                   THREE MONTHS ENDED          NINE MONTHS ENDED
                                                       SEPTEMBER 30,               SEPTEMBER 30,
                                                    2003          2002           2003           2002
                                             -------------------------     --------------------------
    Net income (loss)                            $ 2,027       $ 2,785      $ (22,428)        $ (926)
Provision (benefit) for income taxes               1,296         1,780        (14,339)          (592)
    Loss (gain) from asset transactions              110         (935)          34,788         15,753
Equity in earnings of unconsolidated
   joint ventures                                  (322)        ------           (774)         ------
Interest expense                                   4,908         6,709          15,900         22,075
Investment income                                  (103)         (637)           (974)        (1,820)
Depreciation and amortization                     10,254         9,866          30,646         29,992
                                             -------------------------     --------------------------
EBITDA                                           $18,170      $ 19,568        $ 42,819       $ 64,482
                                             =========================     ==========================